EXHIBIT 99.1

Power Integrations Reports Third Consecutive Quarter of Record Revenues and Net Income

First-Quarter Revenues Grew 77 Percent Year-Over-Year to $71.5 Million

Wins First High-Volume Designs With New High-Power Hiper™, CAPZero™ IC Families

SAN JOSE, Calif., April 28, 2010 (GLOBE NEWSWIRE) -- Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter ended March 31, 2010.

Net revenues for the quarter were $71.5 million, an increase of 8 percent compared with the prior quarter and 77 percent compared with the first quarter of 2009. Net income was a record $12.3 million, or $0.42 per diluted share, compared with net income of $9.2 million, or $0.32 per diluted share in the prior quarter and net income of $0.4 million, or $0.01 per share, in the first quarter of 2009. Gross margin for the first quarter was 50.2 percent; operating margin was 20.8 percent.

In addition to its GAAP results, the company provided certain non-GAAP measures that exclude stock-based compensation expenses and the related tax effects. Non-GAAP net income for the first quarter was $14.3 million or $0.49 per diluted share, compared with $12.2 million or $0.42 per diluted share in the prior quarter and $3.9 million or $0.14 per diluted share in the first quarter of 2009. Non-GAAP gross margin for the quarter was 50.5 percent; non-GAAP operating margin was 23.6 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations: "We achieved record revenues for the third straight quarter, surpassing $70 million in quarterly revenues for the first time ever, and we expanded our non-GAAP operating margin for the fifth straight quarter. Bookings increased dramatically during the quarter and have remained strong in April. While the strength in orders and resulting expansion of our backlog is partly attributable to extended lead times, we believe our revenue growth is being driven mainly by end-market demand as well as greater penetration of our products into the power-supply market."

Balakrishnan continued: "The demand for more energy-efficient power supplies continues to be a key driver in our business. Designers looking to meet standards such as the European Union's new requirements for standby power consumption are increasingly turning to our EcoSmart® technology to replace inefficient discrete and passive power supplies. Many manufacturers are tightening their specs beyond the requirements, both of their own volition and in response to incentive programs such as ENERGY STAR® and 80 PLUS®, as OEMs clearly see an advantage in offering greener products.

"During the first quarter we won multiple 80 PLUS high-efficiency designs for a top-tier PC OEM with two new, yet-to-be-announced members of our Hiper family of high-power ICs – our first high-volume design wins in the high-power segment of the AC-DC market. We have also won our first designs with the brand-new CAPZero family of X-capacitor discharge chips, which complement our EcoSmart technology by further reducing standby power consumption in high-power applications. We expect to begin production shipments of both of these new product families in the second quarter."

Additional Highlights

  Cash flow from operations was $16.8 million for the quarter. The company had $210.2 million in cash and investments as of March 31, 2010, an increase of $14.3 million during the quarter.

  Power Integrations repurchased approximately 171,000 shares during the quarter for a total of $6.0 million. Approximately $8 million remains under the $25 million repurchase authorization announced in May 2009.

  The company paid a quarterly dividend of $0.05 per share on March 31. The next quarterly dividend of $0.05 per share will be paid on June 30, 2010 to stockholders of record as of May 28, 2010.

  Power Integrations received 7 U.S. patents and 22 foreign patents during the quarter, and had a total of 297 U.S. patents and 193 foreign patents as of March 31, 2010.

Second-Quarter Outlook

The company expects its second quarter revenues to be in a range of $74 million to $78 million. GAAP gross margin is expected to be between 50 percent and 51 percent, including an impact of approximately half a percentage point from stock-based compensation. Operating expenses are expected to be between $22.5 million and $23.5 million, including approximately $3 million of stock-based compensation expenses.

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-303-9795 from within the United States or 1-631-291-4581 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations is the leading supplier of high-voltage analog integrated circuits used in energy-efficient power conversion. The company's innovative technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. Since its introduction in 1998, Power Integrations' EcoSmart®energy-efficiency technology has saved an estimated $4 billion of standby energy waste and prevented millions of tons of CO2 emissions. The company's Green Room web site (www.powerint.com/greenroom) provides a wealth of information about "energy vampires" and the issue of standby energy waste, along with a comprehensive guide to energy-efficiency standards around the world. Reflecting the environmental benefits of EcoSmart technology, Power Integrations is included in clean-technology stock indices sponsored by the Cleantech Group (Amex:CTIUS) and Clean Edge (Nasdaq:CELS). For more information, please visit www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-20 ("ASC 718-20"), and the related tax effects. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company's compensation mix, and will continue to result in significant expenses in the company's GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations' industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company's expectation of the timing of production shipments of its new product families and its projected second-quarter 2010 financial performance are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions that may impact the level of demand for the company's products; the ability of the company to obtain sufficient quantities of wafers in a timely manner from its suppliers; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; customer reaction to the effects of design wins may not be as the company expects; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; unforeseen costs and expenses; and fluctuations in currency exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption "Risk Factors" in the company's most recent annual report on Form 10-K, filed with the Securities and Exchange Commission on February 26, 2010. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
NET REVENUES	$ 71,507	$ 66,138	$ 40,289

COST OF REVENUES	35,585	32,322	19,357

GROSS PROFIT	35,922	33,816	20,932

OPERATING EXPENSES:
Research and development	8,111	8,214	7,724
Sales and marketing	6,920	7,127	6,222
General and administrative	6,013	7,227	5,681
Total operating expenses	21,044	22,568	19,627

INCOME FROM OPERATIONS	14,878	11,248	1,305

OTHER INCOME, net	494	157	824

INCOME BEFORE PROVISION FOR INCOME TAXES	15,372	11,405	2,129

PROVISION FOR INCOME TAXES	3,058	2,221	1,725

NET INCOME	$ 12,314	$ 9,184	$ 404

EARNINGS PER SHARE:
Basic	$ 0.45	$ 0.34	$ 0.01
Diluted	$ 0.42	$ 0.32	$ 0.01

SHARES USED IN PER-SHARE CALCULATION:
Basic	27,470	27,106	27,048
Diluted	29,358	29,116	28,057

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$ 157	$ 176	$ 162
Research and development	727	1,115	1,836
Sales and marketing	410	820	994
General and administrative	733	1,174	993
Total stock-based compensation expense	$ 2,027	$ 3,285	$ 3,985

Operating expenses include the following:
Patent-litigation expenses	$ 1,087	$ 2,334	$ 831

REVENUE MIX BY PRODUCT FAMILY
TOPSwitch	24%	22%	23%
TinySwitch	39%	41%	46%
LinkSwitch	36%	36%	29%
Other	1%	1%	2%

REVENUE MIX BY END MARKET
Communications	32%	36%	33%
Computer	12%	14%	15%
Consumer	36%	33%	34%
Industrial	20%	17%	18%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2010	Dec. 31, 2009	March 31, 2009
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$ 35,922	$ 33,816	$ 20,932
GAAP gross profit margin	50.2%	51.1%	52.0%

Stock-based compensation expense included in cost of revenues	157	176	162

Non-GAAP gross profit	$ 36,079	$ 33,992	$ 21,094
Non-GAAP gross profit margin	50.5%	51.4%	52.4%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$ 21,044	$ 22,568	$ 19,627

Less:
Stock-based compensation expense included in operating expenses:
Research and development	727	1,115	1,836
Sales and marketing	410	820	994
General and administrative	733	1,174	993
Total	1,870	3,109	3,823

Non-GAAP operating expenses	$ 19,174	$ 19,459	$ 15,804

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$ 14,878	$ 11,248	$ 1,305
GAAP operating margin	20.8%	17.0%	3.2%

Stock-based compensation included in cost of revenues	157	176	162
Stock-based compensation included in operating expenses	1,870	3,109	3,823

Non-GAAP income from operations	$ 16,905	$ 14,533	$ 5,290
Non-GAAP operating margin	23.6%	22.0%	13.1%

RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision for income taxes	$ 3,058	$ 2,221	$ 1,725
GAAP effective tax rate	19.9%	19.5%	81.0%

Tax effect of items excluded from non-GAAP results	(6)	(290)	(450)

Non-GAAP provision for income taxes	$ 3,064	$ 2,511	$ 2,175
Non-GAAP effective tax rate	17.6%	17.1%	35.6%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$ 12,314	$ 9,184	$ 404

Adjustments to GAAP net income
Total stock-based compensation	2,027	3,285	3,985
Tax effect of items excluded from non-GAAP results	(6)	(290)	(450)

Non-GAAP net income	$ 14,335	$ 12,179	$ 3,939

Average shares outstanding for calculation of non-GAAP income per share (diluted)	29,358	29,116	28,057

Non-GAAP income per share (diluted)	$ 0.49	$ 0.42	$ 0.14

Note on use of non-GAAP financial measures:
In addition to the company's consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recognized under Accounting Standard Codification ("ASC") 718-20, and the related tax effects. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 125,295	$ 134,974
Restricted cash	250	250
Short-term investments	22,129	20,567
Accounts receivable	27,586	21,756
Inventories	31,426	26,248
Note receivable	--	--
Deferred tax assets	1,486	1,389
Prepaid expenses and other current assets	13,130	10,691
Total current assets	221,302	215,875

INVESTMENTS	62,562	40,100
PROPERTY AND EQUIPMENT, net	65,877	62,381
INTANGIBLE ASSETS, net	2,927	3,099
GOODWILL	1,824	1,824
DEFERRED TAX ASSETS	12,996	14,590
OTHER ASSETS	6,683	6,698
Total assets	$ 374,171	$ 344,567

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 26,158	$ 16,944
Accrued payroll and related expenses	5,227	6,145
Income taxes payable	453	478
Deferred income on sales to distributors	11,917	9,040
Other accrued liabilities	2,543	3,309
Total current liabilities	46,298	35,916

LONG-TERM LIABILITIES
Income taxes payable	25,023	23,859

Total liabilities	71,321	59,775

STOCKHOLDERS' EQUITY:
Common stock	28	27
Additional paid-in capital	157,193	150,021
Cumulative translation adjustment	(46)	4
Retained earnings	145,675	134,740
Total stockholders' equity	302,850	284,792
Total liabilities stockholders' equity	$ 374,171	$ 344,567

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2010	March 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 12,314	$ 404
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,933	2,496
Loss on sale of property, plant and equipment	13	--
Stock-based compensation expense	2,027	3,986
Amortization of discount (premium) on held-to-maturity investments	350	(53)
Deferred income taxes	1,498	1,232
Provision for (reduction in provision for) accounts receivable and other allowances	--	(99)
Excess tax benefit from stock options exercised	(1,176)	(5)
Tax benefit associated with employee stock plans	2,535	73
Change in operating assets and liabilities:
Accounts receivable	(5,830)	(5,031)
Inventories	(5,185)	(250)
Prepaid expenses and other assets	(672)	(729)
Accounts payable	6,295	(894)
Taxes payable and other accrued liabilities	(1,200)	(1,055)
Deferred income on sales to distributors	2,877	1,774
Net cash provided by operating activities	16,779	1,849

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,360)	(1,767)
Advance for acquisition of business	(1,750)	--
Purchases of held-to-maturity investments	(27,224)	(2,755)
Proceeds from held-to-maturity investments	2,850	3,000
Net cash used in investing activities	(29,484)	(1,522)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	10,035	4,117
Repurchase of common stock	(6,038)	(17,635)
Retirement of performance shares for income tax withholding	(769)	--
Repurchase of stock options	--	(9,048)
Payments of dividends to stockholders	(1,378)	(672)
Excess tax benefit from stock options exercised	1,176	5
Net cash provided by (used in) financing activities	3,026	(23,233)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(9,679)	(22,906)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	134,974	167,472

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 125,295	$ 144,566

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Unpaid property and equipment, net	$ 2,918	$ 168

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$ --	$ 3
Cash paid for income taxes, net of refunds	$ 16	$ 173
CONTACT:  Power Integrations, Inc.
          Joe Shiffler
          (408) 414-8528
          jshiffler@powerint.com